UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       January 20, 2015

Cameron International Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13884	76-0451843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) 513-3300

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02          Results of Operations and Financial Condition

On June 3, 2014, Cameron International Corporation (the Company) announced it had completed the sale of its Reciprocating Compression business to General Electric.  On January 5, 2015, the Company also announced it had completed the previously announced sale of its Centrifugal Compression business to Ingersoll Rand.

As a result, the Company reviewed its reporting structure and, effective in the fourth quarter of 2014, reorganized its reporting segments into Subsea, Surface, Drilling and Valves & Measurement (V&M).

Management is separately furnishing as Exhibit 99.1 under Item 9.01 of this Current Report on Form 8-K, information which has been recast to reflect historical revenues, segment income before interest and income taxes, orders and backlog for each new segment for 2012, each quarter in 2013 and the first, second and third quarters of 2014.

The information included in Items 2.02 and 9.01 within this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information included in Items 2.02 and 9.01 within this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is provided as part of the information furnished under Items 2.02 and 9.01 of this Current Report on Form 8-K:

Exhibit Number	Description
99.1*	Supplemental Financial Information - Recast New Operating Segment Financial Data (Unaudited)

* As described in Item 2.02 of this Current Report on Form 8-K, this exhibit is “furnished” and not “filed”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

Date: January 20, 2015	By:	/s/ Charles M. Sledge
Name: Charles M. Sledge
Title: Senior Vice President and Chief Financial Officer

Cameron International Corporation
Current Report on Form 8-K
Dated January 20, 2015
EXHIBIT INDEX

Exhibit Number	Description
99.1*	Supplemental Financial Information - Recast New Operating Segment Financial Data (Unaudited)

*As described in Item 2.02 of this Current Report on Form 8-K, this exhibit is “furnished” and not “filed”.